EXHIBIT 10.9

THIS AGREEMENT MADE IN DUPLICATE the 10th day of June, 2002.

BETWEEN:

Rene Van Doorn,
(herein called “the Executive”)

OF THE FIRST PART,

- and-

Standard Aero vof,
(herein called “the Corporation”)

OF THE SECOND PART.

EMPLOYMENT AGREEMENT

THIS AGREEMENT MADE IN DUPLICATE the      day of June, 2002.

BETWEEN:

René Van Doorn,
(herein called “the Executive”)

OF THE FIRST PART,

-and-

Standard Aero vof,
(herein called “the Corporation”)

OF THE SECOND PART.

EMPLOYMENT AGREEMENT

WHEREAS the Executive is currently employed by the Corporation in an executive and managerial capacity;

AND WHEREAS a change in ultimate ownership of the Corporation may occur;

AND WHEREAS the Corporation wishes to ensure the Executive remains in the employ of the Corporation;

AND WHEREAS the Corporation and the Executive have agreed on terms of employment including termination provisions.

NOW THEREFORE WITNESSETH that in consideration of the premises and the mutual covenants herein contained, the parties hereto covenant and agree as follows:

1. The Executive shall continue to be employed by the Corporation in his position of President with his existing duties, responsibilities and authority, or in such other position for any of the Corporation’s related corporations, with such duties, responsibilities and authority, or determined by the Corporation.

2. The Corporation shall pay to the Executive an annual salary of 131,448.00 Euro, payable in accordance with the Corporation’s policy for the payment of salaries. The Corporation shall withhold and deduct from each such payment all amounts required by law to be withheld or deducted. The Executive’s annual salary shall be reviewed, and if appropriate, increased in accordance with the Corporation’s usual policy for salary reviews and increases. The annual salary of the Executive as determined in accordance with this paragraph is herein called the “Salary”.

3. The Executive shall continue to be entitled to all benefits to which he is entitled on the date hereof, including the right to continued participation in employee benefit and pension plans, the use of a company motor vehicle, corporate membership, and participation in the management incentive scheme, all in accordance with the Corporation’s policies.

4. The Corporation shall reimburse the Executive for all reasonable expenses (including travel expenses) in accordance with the Corporation’s expense policy.

5. The Executive shall be entitled to vacation in each year in accordance with the Corporation’s vacation policy.

6. In the event of the termination of the Executive’s employment by the Corporation, except if terminated for just cause, the Executive shall be entitled to receive a lump sum payment equal to 150% of his then Salary, less all amounts required by law to be withheld or deducted therefrom. Such payment (herein “the termination payment”) shall be made within 14 days following the date of termination, and is hereby expressly acknowledged by the Executive to be in full payment and satisfaction of all amounts which the Executive may now or hereafter claim against the Corporation for payment in lieu of notice or damages relating to the termination of his employment (save and except only any claim for the reimbursements of earned salary, accrued vacation entitlement, and expenses incurred prior to the date of termination).

7. Notwithstanding paragraph 6 hereof, the Corporation and the Executive hereby agree that the Executive’s employment may be terminated at any time by the Corporation for just cause, in which event the Executive shall not be entitled to notice or payment in lieu of notice, or the termination payment referred to in paragraph 6 above.

8. Upon the termination of his employment, the Executive agrees to return forthwith to the Corporation all company property.

9. The Executive agrees that following the termination of his employment by the Corporation, he will not at any time during a period of one (1) year from the date of such termination (without the prior express written consent of the Corporation) either individually or in partnership, or in conjunction with any person or persons, firm, association, syndicate, company or corporation, as principal, agent, director, officer, employee, consultant, investor (other than passive holdings of Less than 3% in publicly traded companies), or in any other manner whatsoever, carry on or advise, lend money to, guarantee the debts or obligations of, or permit his name or any part thereof to be used or employed by any person or persons, firm, association, syndicate, company or corporation, engaged in or concerned with any interest that competes with the Corporation.

10. The Executive agrees that following the termination of his employment by the Corporation, he will not during a period of one (1) year from the date of such termination (without the prior express written consent of the Corporation) directly or indirectly solicit any customers or employees of the Corporation.

11. The Executive acknowledges that in the course of carrying out, performing and fulfilling his responsibilities to the Corporation, he has access to and is entrusted with detailed, confidential information and trade secrets concerning the business of the Corporation, and its related corporations, and the present and contemplated products, techniques and other services evolved or used by the Corporation and its related corporations, and acknowledges that the disclosure of such confidential information would be highly detrimental to the best interests of the Corporation and its related corporations. Accordingly, the Executive acknowledges and agrees that the right to maintain the confidentiality of such information and trade secrets, and the right to preserve its goodwill, constitute proprietary rights which the Corporation and its related corporations are entitled to protect. Accordingly, the Executive covenants and agrees that, except with the express written consent of the Corporation, he will not, either during the term of his employment by the Corporation, or at any time thereafter, disclose any of such confidential information and trade secrets to any person not in the employ of the Corporation or its related corporations, nor shall he use the same for any purpose other than the purposes of the Corporation.

12. The Executive agrees that all restrictions contained in paragraphs 9, 10, and 11 hereof are reasonable and valid in the circumstances, and all defences to the strict enforcement thereof by the Corporation or its related corporations are hereby waived by the Executive.

13. Any notice, request, demand or other communication required or permitted to be given hereunder shall be sufficiently given if in the case of the Executive it is delivered personally or mailed by registered mail, postage pre-paid, addressed to the Executive at his last residential address known and filed in writing with the Corporation, and in the case of the Corporation delivered personally or mailed by registered mail, postage pre-paid, addressed to the Corporation at its head office. Any notice mailed as aforesaid shall be deemed to have been received on the second business day following the date of mailing.

14. This Agreement supercedes and replaces any previous employment agreement or termination agreement between the Executive and the Corporation, excepting only separate agreements relating to corporate relocations and training programs.

15. The Executive confirms that he is signing this Agreement voluntarily, and confirms that he has had the opportunity to obtain independent legal advice.

16. This Agreement enures to the benefit of and is binding upon the Executive, his heirs and legal personal representatives, and the Corporation and its successors and assigns.

17. This Agreement shall be governed by and construed in accordance with the laws of the Province of Manitoba, and the parties submit to the jurisdiction of the Courts of the Province of Manitoba.

IN WITNESS WHEREOF the parties have executed this Agreement the 10th day of June, 2002.

Signed in the presence of:	)

[Illegible]		/s/ Rene Van Doorn

Witness		Rene Van Doorn

Standard Aero vof

		Per:	[Illegible]